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                               CONSENT OF COUNSEL

                          AIM VARIABLE INSURANCE FUNDS
                          ----------------------------

     We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services -- Other Service Providers -- Counsel to the Trust" in the Statement of Additional Information for the series portfolios of AIM Variable Insurance Funds, which is included in Post-Effective Amendment No. 34 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-57340), and Amendment No. 33 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7452), on Form N-1A of AIM Variable Insurance Funds.




                                     /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 7, 2008